                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                              (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

                                          [_]Confidential, for Use of the
[X]Definitive Proxy Statement                Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                Interliant, Inc.
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                        [INTERLIANT, INC. LOGO OMITTED]

                                INTERLIANT, INC.

                                   NOTICE OF

                                 ANNUAL MEETING

                                   AND PROXY

                                   STATEMENT



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTERLIANT, INC.

                                                                    May 5, 2000

Dear Interliant Stockholder:

   I invite you to attend our 2000 Annual Meeting of Stockholders on Tuesday, June 6, 2000. The meeting will be held at 10:00 a.m. E.D.T. in the West Room of Reid Castle on the campus of Manhattanville College, 2900 Purchase Street, Purchase, New York.

   On the following pages you will find the Notice of Meeting, which lists the formal matters to be conducted at the meeting, and the Proxy Statement. After the formal business session, we will discuss the financial results for 1999 and report on current operations.

   Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on the next page.

   The Board of Directors recommends that you vote "FOR" proposals I, II, III and IV, described herein.

                                         Sincerely,

                                                 /s/ Herbert R. Hribar
                                         --------------------------------------
                                                   Herbert R. Hribar
                                         President and Chief Executive Officer

     --------------------------------------------------------------

         Two Manhattanville Road          Purchase, New York 10577

                   Telephone: 914-640-9000 Fax: 914-694-1190

                                INTERLIANT, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 2000

                               ----------------

   The Annual Meeting of Stockholders of Interliant, Inc. will be held in the West Room of Reid Castle on the campus of Manhattanville College, 2900 Purchase Street, Purchase, New York at 10:00 a.m. E.D.T. for the following purposes:

     1. To elect 10 directors;

     2. To approve amendments to the 1998 Stock Option Plan;

     3. To approve and adopt the 2000 Employee Stock Purchase Plan providing for the issuance of up to 1,500,000 shares of the Common Stock thereunder;

     4. To approve and ratify the appointment of Ernst & Young LLP as independent auditors; and

     5. To transact such other business as properly may come before the meeting and any adjournment thereof.

   Stockholders of record at the close of business on April 24, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting.

                                          By Order of the Board of Directors,

                                                  /s/ Bruce S. Klein
                                          ---------------------------------
                                                     Bruce S. Klein
                                                        Secretary

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

   These proxy materials are furnished in connection with the solicitation by the Board of Directors of Interliant, Inc. ("Interliant," "the Company," "our," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2000 Annual Meeting of Stockholders (the "Annual Meeting") or at any adjournment or postponement.

   You are invited to attend our Annual Meeting on June 6, 2000, beginning at 10:00 a.m. E.D.T. in the West Room of Reid Castle on the campus of Manhattanville College, 2900 Purchase Street, Purchase, New York.

   This Proxy Statement, form of proxy and voting instructions are being mailed to our stockholders on or about May 5, 2000.

   Stockholders Entitled to Vote. Holders of shares of Interliant's common stock, par value $.01 per share (the "Common Stock") at the close of business on April 24, 2000 are entitled to receive notice and to vote their shares at the Annual Meeting. As of that date, there were 47,524,793 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

   Proxies. Your vote is important. Stockholders of record may vote their proxies by marking the appropriate boxes on the enclosed proxy card and by signing, dating and returning the card in the enclosed envelope.

   You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, ChaseMellon Shareholder Services, Overpeck Centre, 85 Challenger Road, Ridgefield, NJ 07660, (2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

   You can save us the expense of a second mailing by voting promptly. If your shares are held by a bank, broker or other holder of record, check the information provided with your voting instruction form.

                           Vote at the Annual Meeting

   Your mail-in vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors.

   The Proxy Committee consists of Herbert R. Hribar, President, Chief Executive Officer and Director of Interliant, and Bruce S. Klein, Senior Vice President, General Counsel and Secretary of Interliant. Proxy cards, unless otherwise indicated by the stockholder, also confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which properly may be presented for action at the Annual Meeting even if not covered herein. If any of the nominees for director named in Proposal I--Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the stockholders at the Annual Meeting other than the matters described in the Notice.

   Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

   Required Vote. A plurality of the votes of holders of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for the election of directors. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for the approval and adoption of the amendments to our 1998 Stock Option Plan, the approval and adoption of our 2000 Employee Stock Purchase Plan and the ratification of the Board's selection of Ernst & Young LLP as Interliant's independent accountants. Abstentions have the same effect as a vote against any proposal. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.

                BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN
                          STOCKHOLDERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2000 by (1) each person or entity known to us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) our five most highly compensated officers during the year ended December 31, 1999 and Mr. Herbert Hribar, our current President and Chief Executive Officer and (4) all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                          Shares Beneficially
                                                                Owned(1)
                                                          -----------------------
                                                            Number     Percent
                                                          ------------ ----------
Web Hosting Organization LLC(2)..........................   25,200,000    53.12%
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022
Charterhouse Group International, Inc.(2)................   25,200,000    53.12
 535 Madison Avenue
 New York, NY 10022
Mathew Wolf(3)...........................................    3,712,090     7.83
 1001 Fannin Street
 Suite 2000
 Houston, TX 77002
SOFTBANK Technology Ventures IV, L.P.(4).................    3,397,283     7.16
 333 West San Carlos
 Suite 1225
 San Jose, CA
Leonard J. Fassler(5)(6).................................   25,211,500    53.14
Bradley A. Feld(5)(7)....................................   28,607,371    60.29
Herbert R. Hribar........................................          --         *
Francis J. Alfano........................................        7,250        *
James M. Lidestri(8).....................................      308,595        *
Bruce S. Klein (9).......................................        7,250        *
William A. Wilson(10)....................................       10,250        *
Thomas C. Dircks(11).....................................          --         *
Jay M. Gates(11).........................................          --         *
Merril M. Halpern(11)....................................          --         *
John B. Landry...........................................        4,250        *
Charles R. Lax (12)......................................    3,398,283     7.16
Stephen W. Maggs(5)......................................   25,207,700    53.13
Patricia A.M. Riley(11)..................................          --         *
All directors and executive officers as a
 group(5)(6)(7)(8)(9)(10)(11)(12 persons)................   29,419,593    61.82

--------
  * Less than one percent.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares subject to options currently exercisable within 60 days of March 31, 2000 are deemed outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
 (2) The principal members of Web Hosting Organization LLC ("WEB") are Charterhouse Equity Partners, an affiliate of Charterhouse Group International, Inc. and WHO Management LLC. Their respective ownership interests in WEB are as follows: Charterhouse Equity Partners: 95.2% and WHO Management LLC: 4.8%. Leonard J. Fassler and Bradley A. Feld are the member managers of and Stephen W. Maggs is a member of, WHO Management LLC. The general partner of Charterhouse Equity Partners is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse. As a result of the foregoing, all of the shares of Interliant held by WEB would, for purposes of Section 13(d) of the Securities Exchange Act of 1934 be considered to be beneficially owned by Charterhouse.
 (3) Includes 398,845 shares owned by the Ann Weltchek Wolf 1995 Marital Trust, 797,690 shares owned by the Mathew D. Wolf Children's Trust and 350,000 shares held in escrow until March 31, 2000. Mr. Wolf disclaims beneficial ownership of all the shares owned by both of the trusts named above.
 (4) Includes 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P., an affiliated entity.
 (5) Includes 25,200,000 shares held by WEB. Messrs. Fassler, Feld and Maggs are members of WHO Management LLC, which is a member of WEB. Each of Messrs. Fassler, Feld and Maggs disclaim beneficial ownership of such shares other than the shares attributable to each of them as a result of their membership in WHO Management LLC.
 (6) Includes 2,000 shares owned by Mr. Fassler's spouse. Mr. Fassler disclaims beneficial ownership of these shares.
 (7) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Feld, a Co-Chairman and Director of Interliant, is a general partner of each of SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. Mr. Feld disclaims beneficial ownership of such shares.
 (8) Includes 1,000 shares owned by a trust for Mr. Lidestri's child. Mr. Lidestri disclaims beneficial ownership of these shares.
 (9) Includes 1,000 shares owned by Mr. Klein's spouse. Mr. Klein disclaims beneficial ownership of these shares.
(10) Includes 2,000 shares owned by trusts for Mr. Wilson's children. Mr. Wilson disclaims beneficial ownership of these shares.
(11) Excludes 25,200,000 shares held by WEB. Messrs. Halpern, Dircks, Gates and Ms. Riley are directors and/or officers of Charterhouse. Charterhouse is an affiliate of Charterhouse Equity Partners, which is a member of WEB. Each of Messrs. Halpern, Dircks, Gates and Ms. Riley disclaims beneficial ownership of these shares.
(12) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P., 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Lax. Mr. Lax, a director of Interliant, is a managing member of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, L.P. Mr. Lax disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

   The Board of Directors currently consists of ten members. Seven are nonemployee directors and three are members of management. All of the directors currently serving on the Board have been nominated by the Board of Directors for re-election to one-year terms at the Annual Meeting. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2001 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal. Shares represented by proxies that are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the ten nominees named below. Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a proportionately larger number of votes.

   The following information set forth has been furnished to us by the directors and sets forth the principal occupation and employment during the past five years of each director nominee, positions and offices with us, and membership on other boards of directors.

   The following ten individuals have been nominated for election at the Annual Meeting for a term ending 2001:

                               Leonard J. Fassler

   Mr. Fassler is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Mr. Fassler was also our Secretary from December 1997 through April 1999. From 1992 to 1996, Mr. Fassler was a Co-Chairman of AmeriData Technologies, Inc. ("AmeriData"), a New York Stock Exchange-listed reseller of computer equipment and provider of computer consulting and other services that was acquired by General Electric Capital Corporation in 1996. Mr. Fassler was a co-founder of AmeriData which grew into a company with sales in excess of two billion dollars a year and locations in ten countries at the time that it was acquired. Mr. Fassler holds a bachelor's degree in business administration from City College of New York and a law degree from Fordham Law School. Mr. Fassler is a director of Vestcom, Inc.

                                Bradley A. Feld


   Mr. Feld is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Since 1995, Mr. Feld has been the President of Intensity Ventures Inc., a company that helps to establish, advise and operate software companies. From 1993 to 1995, Mr. Feld was the chief technology officer of AmeriData. From 1985 to 1993, he was president of Feld Technologies, Inc., a computer consulting firm founded by Mr. Feld to develop and implement information technology solutions for a wide variety of businesses, which was acquired by AmeriData in 1993. Mr. Feld earned a bachelor of science degree and a master of science degree from Massachusetts Institute of Technology. Mr. Feld is a General Partner of SOFTBANK Technology Ventures IV, L.P., SOFTBANK Technology Ventures V, L.P. and SOFTBANK Technology Advisors Fund, L.P., venture capital funds. Mr. Feld is a director and co-chairman of Message Media, Inc. and director of a number of privately held companies.

                                 Herbert Hribar

   Mr. Hribar became our Chief Executive Officer effective January 31, 2000 and our President on March 30, 2000. Prior to joining us and since July 1998, Mr. Hribar has been President and Chief Operating Officer of Verio, Inc., a domain-based Web hosting company. Prior to Verio, Mr. Hribar was President of Ameritech Cellular in Chicago, Illinois and President of Ameritech Europe in Brussels, Belgium. Mr. Hribar is a graduate of the U.S. Naval Academy in Annapolis and has advanced degrees in engineering, business, and computer science.

                                Thomas C. Dircks

   Mr. Dircks has been one of our Directors since our formation in December 1997 and is a Managing Director of Charterhouse Group International, Inc. ("Charterhouse"). Mr. Dircks has been employed as an officer of Charterhouse since 1983. He was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers LLP. He holds a bachelor of science degree in accounting and a masters degree in business administration from Fordham University. He is also a director of a number of privately held companies.

                                  Jay M. Gates

   Mr. Gates has been one of our Directors since our formation in December 1997 and is a Senior Vice President of Charterhouse. He joined Charterhouse in 1994 as an Analyst. Mr. Gates was previously employed as a Senior Analyst in the Financial Consulting Advisory Group of the accounting firm of Arthur Andersen LLP. Prior to that he was an Assistant Treasurer at Bankers Trust Corporation. He holds a bachelor of arts degree from the State University of New York at Binghamton and a masters degree in business administration from New York University, Leonard N. Stern School of Business. He is also a director of a number of privately held companies.

                               Merril M. Halpern

   Mr. Halpern has been one of our Directors since our formation in December 1997 and is Chairman and Chief Executive of Charterhouse, which he founded in 1973. Mr. Halpern is a director of Microwave Power Devices, Inc. and United Road Services, Inc., as well as several private companies. He received a bachelor of science degree from Rutgers University and a masters degree in business administration from Harvard University.

                                 John B. Landry

   Mr. Landry has been one of our Directors since July 1999. Mr. Landry is currently chairman of AnyDay.com and has been Strategic Technology Consultant to senior management of IBM Corporation since June 1995. In addition, from October 1995 to January 1999, he was Chairman of the Board of Narrative Communications Corporation, an Internet-based interactive advertising company. In January 1999, Narrative was acquired by At Home Networks. From 1990 to 1995, Mr. Landry was Senior Vice President and Chief Technology Officer of Lotus Development Corporation, a provider of software products and services. Mr. Landry is also a director of a number of privately held companies.

                                 Charles R. Lax

   Mr. Lax has been one of our Directors since January 1999. He has been a General Partner of SOFTBANK Technology Ventures IV, L.P. since November 1997. From March 1996 to November 1997, Mr. Lax was a Vice President of SOFTBANK Holdings Inc. He was previously a venture partner at Vimac Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industry. Mr. Lax holds a bachelor of science degree from Boston University. He is also a director of a number of privately held companies.

                                Stephen W. Maggs

   Mr. Maggs is one of our co-founders. Mr. Maggs has been a Director since our formation in December 1997. Mr. Maggs was our Treasurer from our formation until July 1999 and our Vice Chairman from June through August 1999. Mr. Maggs held the positions of Chief Executive Officer and President from our formation in December 1997 until June 1999. From December 1993 to December 1996, Mr. Maggs held a variety of senior management positions with AmeriData, including serving as an Executive Vice President of Operations and Chairman of AmeriData Canada. From February 1992 to December 1993, he was the owner of Mericom Systems Inc., a reseller of computer equipment and provider of computer consulting and other services, which was acquired by AmeriData in 1993. From 1984 to 1991, he held various executive positions at Inacom Information Systems, a provider of information technology products and services. Mr. Maggs received a bachelor of science degree from Hillsdale College and is a Certified Public Accountant.

                              Patricia A. M. Riley

   Ms. Riley has been one of our Directors since our formation in December 1997. Ms. Riley is a Managing Director of Charterhouse and has been an executive officer with the firm since 1977. She is a graduate of the Advanced Management Program at Harvard Graduate School of Business Administration and received a bachelor of arts degree from Hunter College.

                         BOARD AND COMMITTEE MEMBERSHIP

   Meetings of the Board of Directors. During the year-ended December 31, 1999, there were five meetings of the Board of Directors. Each of our director nominees attended at least 75% of the meetings of the Board and committees of which they were members.

   Committees of the Board of Directors. The three standing committees of the Board are: Audit, Compensation and Executive. Members of each committee, who are elected by the full Board, are named below.

 Audit Committee

   The Audit Committee consists of Messrs. Dircks, Landry and Lax. Among other functions, the Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements and reviews and evaluates our internal control functions. During the year ended December 31, 1999, the Audit Committee met one time.

 Compensation Committee

   The Compensation Committee consists of Messrs. Dircks and Lax and Ms. Riley. The Compensation Committee determines executive compensation and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our employees and consultants. In addition, the Compensation Committee has authorized a Grant Committee consisting of Mr. Dircks and either a Co-Chairman or the Chief Executive Officer of Interliant. The Grant Committee has the power and authority to review, approve and grant, in its discretion, options to our employees on behalf of the Compensation Committee without any further action or approval required of the Compensation Committee, provided that such grants fall within guidelines established by the Compensation Committee. During the year ended December 31, 1999, the Compensation Committee met seven times.

 Executive Committee

   The Executive Committee consists of Messrs. Dircks, Feld, Landry and Lax. The Executive Committee is authorized to review and approve our 1999/2000 operating plan, to hear reports regarding our operations from our executive officers, to review and approve acquisitions and to engage in certain other limited activities. During the year ended December 31, 1999, the Executive Committee met three times.

   Director Compensation. Directors receive no remuneration for serving on our Board of Directors. All directors are reimbursed for their reasonable expenses in connection with their attendance at Board and committee meetings.

   Director Nomination Rights. SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors, L.P. (the "SOFTBANK Purchasers"), who are principal stockholders, have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee. Mr. Lax is currently serving as a director. He is also a member of the Audit and Compensation Committees pursuant to these rights.

   In addition, for so long as the persons who received shares of Common Stock in the Interliant Texas acquisition, together with certain of our option holders, own in the aggregate at least 5% of our outstanding Common Stock, they are entitled to nominate one person to our Board of Directors. To date, these rights have not been exercised.

   Compensation Committee Interlocks and Insider Participation. Mr. Dircks, Mr. Lax and Ms. Riley served as members of our Compensation Committee during the year ended December 31, 1999. During 1999, no Compensation Committee member was an officer or employee of ours. In addition, no interlocking relationship exists between our Board of Directors or our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

   The Board of Directors of Interliant deems the election of the ten nominees listed above as directors to be in the best interest of Interliant and its stockholders and recommends that holders of the Common Stock vote "FOR" their election.

                             EXECUTIVE COMPENSATION

   The following table sets forth the total compensation for the years ended December 31, 1998 and December 31, 1999, respectively, for the persons listed below:

                           Summary Compensation Table

                                                                      Long-Term
                                                                     Compensation
                                    Annual Compensation                 Awards
                          ------------------------------------------ ------------
                                                                      Number of
                                                         Other        Securities
Name and Current                                         Annual       Underlying   All Other
Position                  Year  Salary      Bonus   Compensation (1) Options/SARs Compensation
----------------          ---- --------    -------- ---------------- ------------ ------------
Stephen W. Maggs(2)       1999 $180,673         --          --          30,000         --
 Director                 1998 $130,232         --          --             --          --
Francis J. Alfano         1999 $164,583    $ 25,000         --          25,000         --
 Senior Vice President,   1998 $ 12,500(3)      --          --             --          --
 Mergers & Acquisitions
Bruce S. Klein(4)         1999 $187,500    $ 25,000         --          25,000         --
 Senior Vice President,   1998 $116,667         --      $15,635            --          --
 General Counsel
James M. Lidestri(5)      1999 $186,188    $117,500         --          30,000         --
 President                1998     N.A.      N.A.           --           N.A.         N.A.
William A. Wilson(6)      1999 $181,250    $ 75,000         --          25,000         --
 Chief Financial Officer  1998 $ 48,894         --          --             --          --

--------
(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for each fiscal year.
(2) Mr. Maggs was our President and Chief Executive Officer from December 1997 until June 1999, when he became Vice Chairman. Effective January 1, 2000, Mr. Maggs was no longer an employee.
(3) Mr. Alfano commenced his employment with us in December 1998.
(4) Mr. Klein commenced his employment with us in April 1998. Other annual compensation represents amounts paid to Mr. Klein for services renderd as a consultant prior to becoming an employee.
(5) Mr. Lidestri commenced his employment with us in March 1999. Effective March 30, 2000, Mr. Lidestri was no longer an employee.
(6) Mr. Wilson commenced his employment with us in September 1998.

                       Option Grants in Last Fiscal Year

   The following table sets forth information regarding the option grants made during the year ended December 31, 1999 to each of the executive officers named in the Summary Compensation Table.

                                 OPTION GRANTS

                                       Individual Grants
                         --------------------------------------------- Individual Grant
                                     Percent of                        Values at Assumed
                                    Total Options                       Annual Rates of
                                     Granted to                           Stock Price
                         Number of    Employees   Exercise             Appreciation for
                         Securities    in the      or Base                Option Term
                         Underlying  Year Ended     Price   Expiration -----------------
Name                      Options       1999      ($/Share)    Date       5%      10%
----                     ---------- ------------- --------- ---------- -------- --------
Stephen W. Maggs........   30,000        2.1%       $8.00      3/09    $150,935 $382,498
Francis J. Alfano.......   25,000        1.7%       $8.00      3/09    $125,779 $318,748
Bruce S. Klein..........   25,000        1.7%       $8.00      3/09    $125,779 $318,748
James M. Lidestri.......   30,000        2.1%       $8.00      3/09    $150,935 $382,498
William A. Wilson.......   25,000        1.7%       $8.00      3/09    $125,779 $318,748

   The following table sets forth information regarding exercise of options and the number and value of options held at December 31, 1999, by each of the executive officers listed below.

                             YEAR END OPTION VALUES

                                                    Number of
                                                   Unexercised
                                                     Options       Value of Unexercised
                                                 At December 31,   In-the-Money Options
                                                      1999         At December 31, 1999(2)
                                                 --------------- -------------------------
                           Shares
                         Acquired on    Value     Exer-  Unexer-
                          Exercise   Realized(1) cisable cisable Exercisable Unexercisable
                         ----------- ----------  ------- ------- ----------- -------------
Stephen W. Maggs........    N.A.        N.A.        0    30,000     N.A.       $540,000
Francis J. Alfano.......    N.A.        N.A.        0    25,000     N.A.       $450,000
Bruce S. Klein..........    N.A.        N.A.        0    25,000     N.A.       $450,000
James M. Lidestri.......   245,289   $1,962,312  32,306  30,000   $835,756     $540,000
William A. Wilson.......    N.A.        N.A.        0    25,000     N.A.       $450,000

--------
(1) Based on the estimated fair value of the Common Stock on the date of exercise.
(2) Based on the difference between the last sale price of the Common Stock on December 31, 1999 of $26.00 as reported by the Nasdaq National Market and the per share option exercise price, multiplied by the number of shares of Common Stock underlying the options.

Employment Agreements

   We have entered into employment agreements with some of our officers. A description of certain terms contained in those agreements is set forth below:

   Term and Compensation. In November 1999, we entered into an employment agreement with William Wilson, our Chief Financial Officer, for a term of two years at an annual base salary of $200,000 as well as a guaranteed annual cash bonus of $40,000, payable on a quarterly basis in equal installments.

   In December 1999, Leonard Fassler, our Co-Chairman, renewed his employment agreement with us for a one year term from January 1, 2000 at an annual compensation rate of $180,000.

   In January 2000, we entered into an employment agreement with Herbert Hribar, our Chief Executive Officer for a term of three years from January 31, 2000 at an annual base salary of $350,0000. Mr. Hribar is also eligible for an annual incentive bonus of up to $350,000 based on meeting certain performance milestones. In addition, pursuant to his agreement, Mr. Hribar was granted 1.5 million stock options, of which 500,000 have an exercise price of $12.00 per share, 500,000 have an exercise price of $18.00 per share and 500,000 have an exercise price of $24.00 per share. All of these options vest in equal amounts over four years and vest immediately upon a change of control.

   In general, the above employment agreements will renew automatically for a period of time ranging from month-to-month to one year unless we or the employee deliver a notice of non-renewal prior to termination of the term.

   Severance. Our employment agreements with Messrs. Fassler, Hribar and Wilson include provisions that are effective upon the termination of their employment by us without "cause":

  . Mr. Fassler is entitled to receive a payment equal to the amount of his base salary yet to be paid for the unexpired portion of the term of the agreement, discounted based on a specified published interest rate.

  . Mr. Hribar is entitled to receive a payment equal to one year's worth of base salary paid as and when such amounts would have been paid in the case of continued employment.

  . Mr. Wilson is entitled to receive a payment equal to two year's base salary, discounted based on a specified published interest rate.

   In addition, the agreements with the above employees provide that, in general, in the event of termination due to death or disability for a specified period of time, the employee or the estate of each employee, as applicable, shall be entitled to receive a payment based on his salary and we will continue to provide the employee, his spouse and minor children, as applicable, with certain medical and other benefits through the end of the term of the agreement.

   Employee Covenants. Our agreements with Messrs. Fassler and Wilson prohibit each of them during and for a period of twenty-four months after the end of his individual employment from:

  .  soliciting any customers which are in any way related to our business;

  .  competing with our business; or

  . disclosing or enabling anyone else to use any information he obtains during his employment.

These agreements, as well as our agreement with Mr. Hribar, also prohibit the employees from:

  . tortiously interfering or attempting to disrupt our business relationship with customers or suppliers; or

  .  soliciting our employees.

   In addition, each of our agreements with these employees include restrictive covenants for the benefit of Interliant relating to non-disclosure by the employee of Interliant's confidential business information and Interliant's right to inventions and improvements of the employee.

Consulting Agreements

   Mr. Feld, through Intensity Ventures, Inc., entered into a one-year consulting agreement with us effective January 1, 1999 with substantially identical terms to the agreements described above, except that Mr. Feld is not prohibited from competing with us and is not entitled to participate in our employee benefit plans. His annual consulting fee of $180,000 will be paid to Intensity Ventures, Inc. on a gross basis as an independent contractor. This consulting agreement was renewed for a one-year period in December 1999.

Separation Agreement with Mr. Lidestri

   On March 30, 2000, we entered into an agreement (the "Separation Agreement") with Mr. Lidestri whereby Mr. Lidestri resigned from all his positions as an officer of Interliant and its subsidiaries. Under the Separation Agreement, (i) we paid Mr. Lidestri $50,000 in lieu of paying the balance of a signing bonus payable to him under his employment agreement with Interliant, (ii) we paid Mr. Lidestri a severance payment in the amount of $250,000, payable in equal installments from the date of the Separation Agreement through May 31, 2000,
(iii) 30,000 unvested options held by Mr. Lidestri were accelerated and (iv) Mr. Lidestri remains eligible to participate in Interliant's customary benefit programs until March 1, 2001.

   Until March 30, 2001, Mr. Lidestri is prohibited from engaging in the following activities:

  . Competing with us or any of our subsidiaries in any way, except as an officer, director, stockholder or employee of ours or any of our affiliates;

  .  Soliciting or interfering with, or attempting to hire:

    . any person who was employed by us or one of our affiliates or subsidiaries during the 12 months before the end of the agreement;

    . any person who was a customer or client or requested or received a proposal from us or one of our affiliates or subsidiaries during the 12 months before the end of the agreement;

  . Using, disclosing or publishing any confidential material related to our business or the business of any of our subsidiaries or affiliates which he acquired while employed with us, unless the material is publicly available, otherwise lawfully obtained or must be disclosed by law.

  . Engaging in any act that is intended, or may be reasonably expected, to harm the reputation, business, prospects or operations of Interliant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Compensation of our executives is subject to review and approval by the Compensation Committee (the "Committee") of our Board of Directors. In determining the fiscal year 1999 compensation paid to our executive officers, the Committee employed compensation policies designed to align such compensation with the interests of the Company's stockholders and to relate it to overall corporate performance. These policies are intended to attract and retain executives whose abilities are critical to our long-term success, to support a performance-oriented environment that rewards achievement of internal corporate goals and to reward executives for the enhancement of stockholder value.

   The components of the compensation of executive officers, including the Chief Executive Officer ("CEO"), are base salary, cash bonus awards and stock option grants, as described below:

   Base Salary and Cash Bonus. The base salary and cash bonus components of total compensation are designed to be competitive for similar companies in terms of industry group, technology, complexity and company size. Company size reflects both sales and market capitalization. The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on competitive analyses. Committee discretion is used in determining individual salary amounts for executive officers with no specific formula. Generally, executive officer salaries, including that of the CEO, are reviewed on a regular basis as market conditions require to maintain a competitive compensation structure. The Committee considers both qualitative and quantitative measures in determining total compensation for our officers. The Committee's consideration of such factors is subjective and informal.

   Stock Option Awards. The grant of stock option awards to executive officers creates a direct link between compensation and long-term increases in stockholder values and is intended to be the most meaningful component of executive compensation. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing Interliant from the perspective of an owner with an equity stake in the business. Options are subject to vesting provisions to encourage executive officers to remain employed with us. The size of each option grant is based on the executive officer's responsibilities, relative position with Interliant and the Committee's judgment with respect to the executive's impact on stockholder value. The Committee also takes into account the number of stock options previously granted.

   Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a tax deduction for any of our five most highly compensated officers, including the CEO, unless such compensation is performance-based. To date, Interliant has been exempt from Section 162(m) of the Internal Revenue Code. As of the date of the Annual Meeting, however, we will no longer be exempt under
Section 162(m). Going forward, the Committee will consider the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. We intend to qualify, to the maximum extent possible, our executives' compensation for deductibility under applicable tax laws. There can be no assurance that the Internal Revenue Service will grant such treatment to the compensation paid. In approving the amount and form of compensation for our five most highly compensated officers, the Committee intends to consider all elements of the cost to Interliant of providing such compensation, including the potential impact of Section 162(m).

                                          MEMBERS OF THE COMPENSATION
                                          COMMITTEE:

                                          THOMAS C. DIRCKS
                                          CHARLES R. LAX
                                          PATRICIA A.M. RILEY

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The following graph shows the total stockholder return through December 31, 1999 of an investment of $100 in cash on July 8, 1999 for the Common Stock (the day it began trading on the NASDAQ National Market) and an investment of $100 in cash on July 8, 1999 for (i) the NASDAQ National Market Index and (ii) the Media General Internet Software and Services Index. The Media General Internet Software and Services Index is an index of 212 stocks representing the Internet industry, including Internet infrastructure companies and other Internet software and services companies. Historic stock performance is not indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month.



                           CUMULATIVE TOTAL RETURN
                            AMONG INTERLIANT, INC.
                    NASDAQ MARKET INDEX AND MG GROUP INDEX

                                 [LINE GRAPH]

                     7/08/99 7/30/99 8/31/99 9/30/99 10/31/99 11/30/99 12/31/99
                     ------- ------- ------- ------- -------- -------- --------
INTERLIANT, INC..... 100.00  114.50   75.46   71.00    74.35   131.97   154.65
MG GROUP INDEX...... 100.00   80.93   85.05   96.05    99.91   128.25   162.14
NASDAQ MARKET
 INDEX.............. 100.00   98.22  101.59  101.74   109.61   122.59   149.88

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING AND COMPLIANCE

   Based solely on a review of the reports under Section 16(a) of the Securities Exchange Act of 1934 and representations furnished to us during the year ended December 31, 1999, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements.

                           RELATED PARTY TRANSACTIONS

   Since our inception, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund L.P., (the "SOFTBANK Purchasers") and WEB Hosting Organization LLC ("WEB"), have each purchased securities from us.

Sale of Stock to the SOFTBANK Purchasers

   On January 28, 1999, the SOFTBANK Purchasers purchased from us an aggregate of 2,647,658 shares of our Redeemable Convertible Preferred Stock and warrants to purchase 749,625 shares of our Common Stock for an aggregate purchase price of $13.0 million. On April 19, 1999, the SOFTBANK Purchasers exercised their warrants at an aggregate exercise price of $5.0 million and acquired 749,625 shares of our Common Stock. Upon the consummation of our initial public offering in July 1999, all of the outstanding shares of Redeemable Convertible Preferred Stock automatically converted into an equal number of shares of our Common Stock. As a result, the SOFTBANK Purchasers own approximately 7.2% of our outstanding Common Stock at March 31, 2000. Bradley A. Feld, our Co-Chairman and director, is a general partner of the SOFTBANK Purchasers. The SOFTBANK Purchasers have certain demand and incidental registration rights.
A majority in interest of the SOFTBANK Purchasers also have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee of the Board. Such director is subject to removal by the SOFTBANK Purchasers at any time, with or without cause and the SOFTBANK Purchasers have the right to call a special meeting of stockholders at any time for the sole purpose of removing and replacing such director. WEB has agreed to vote its shares in a manner consistent with these terms. Mr. Charles R. Lax is currently serving as a director and a member of the Audit and Compensation Committees of our Board of Directors pursuant to such provisions.

Sale of Stock to WEB Hosting Organization LLC

   WEB owns 25,200,000 shares, representing approximately 53.1%, of our outstanding Common Stock at March 31, 2000. The shares were acquired for an aggregate purchase price of $42.0 million in a series of six transactions in December 1997, May 1998, June 1998, September 1998, December 1998 and February 1999, in each case at a price of $1.67 per share. The terms of the sale and purchase of these shares are set forth in a subscription agreement dated December 8, 1997 between WEB and us. The principal members of WEB are
(1) Charterhouse Equity Partners III, L.P., which is an affiliate of Charterhouse Group International, Inc. and (2) WHO Management LLC (Charterhouse Equity Partners and WHO Management are collectively referred to as the "WEB Members"), of which Leonard J. Fassler and Bradley A. Feld are the member managers. The WEB Members have agreed that WEB shall be under the exclusive direction of a management committee comprised of seven members and will vote such member's interest in WEB so that a majority of the members of such management committee will be designees of Charterhouse. WEB has certain demand and incidental registration rights with respect to its shares of our Common Stock.

Distributions by Our Significant Stockholder

   Pursuant to the terms of the Limited Liability Company Agreement of WEB, the WEB Members shall be entitled to receive a distribution of all cash funds or other property of WEB available from any source other than the ordinary operations of its subsidiaries, after payment of all expenses of WEB due at the time of such distribution ("Total Proceeds"). The Total Proceeds shall be distributed to the WEB Members in tranches with priority given to covering members' federal tax liability, followed by return of capital and then as necessary to achieve specified internal rates of return. Thereafter, portions of the Total Proceeds will be distributed to WHO Management.

   Of the management distributions to WHO Management LLC, 70% are retained by WHO Management LLC for distribution to our four co-founders, who include Messrs. Fassler, Feld and Maggs and 30% are distributed to SMI Fund LLC, a New York limited liability company ("SMI"), for distribution to its members.

   As of January 31, 2000, there were 24 members of SMI, all of whom serve as either Interliant executive officers, senior employees, employees who were hired shortly after our formation or consultants. Of those 24 members, as of January 31, 2000 10 are members of our management team who collectively own 74.5% of SMI.

   The management distributions to WHO Management LLC increase as the WEB Members realize specified internal rates of return on their investment in WEB. The following diagram depicts the flow of the distribution of Total Proceeds to the WEB Members. No Total Proceeds have been distributed to date.

                             ---------------------
                               INTERLIANT, INC.
                             ---------------------
                                       |
                                       |
                                       |
                                       |
                             ---------------------
                                      WEB
                             HOSTING ORGANIZATION
                                      LLC
                             ---------------------
                                       |
                                       |
                                       |
                    ---------------------------------------
                    |                                     |
                    |                                     |
                    |                                     |
              -------------                         -------------
               CHARTERHOUSE
                 EQUITY                                  WHO
                PARTNERS                               MANAGEMENT
              -------------                         -------------
                                                    /          \
                                                   /            \
                                               -----------   ------------
                                               CO-FOUNDERS   SMI FUND LLC
                                               -----------   ------------

Fees Paid by Us to Our Significant Stockholders

   During 1999, in connection with certain of our acquisitions, we paid or accrued transaction fees of approximately $361,000 to Charterhouse, which is an affiliate of Charterhouse Equity Partners. Such fees were paid pursuant to the terms of the WEB LLC Agreement, which requires WEB or its affiliates, which includes us, to pay Charterhouse 2% of the total transaction costs of each acquisition or investment by WEB or its affiliates, which includes us, in which Charterhouse or any of its affiliates directly or indirectly provide all or a portion of the equity financing therefor. Charterhouse has not received any fees with respect to this arrangement since prior to our initial public offering and is not entitled to receive any further fees in the future.

Consulting Agreements with Our Co-founders

   During the year ended December 31, 1999, we paid consulting fees of $197,000 to Intensity Ventures Inc., whose principal is Mr. Feld, pursuant to a consulting agreement with Mr. Feld.

                                  PROPOSAL II

         APPROVAL OF AMENDMENTS TO THE COMPANY'S 1998 STOCK OPTION PLAN

   Our Board of Directors has unanimously approved, subject to stockholder approval, amendments to our 1998 Stock Option Plan (the "Plan") to do the following: (i) increase the maximum number of shares of Common Stock available for grant thereunder from 3,800,000 shares to 6,800,000 shares, (ii) permit the granting of below fair market value options, (iii) establish a grant subcommittee of our Compensation Committee in order to make the award process more efficient and (iv) provide that a maximum of 500,000 shares subject to options may be granted to any optionee during any year. In December, 1999, the Plan was amended to permit grants of options to non-employee directors and to permit a broker-assisted cashless exercise program.

   The Plan, as amended, is being submitted to stockholders for approval (i) in order to allow options granted under the Plan to our five most highly compensated executive officers to qualify as "performance-based" compensation under section 162(m) of the Internal Revenue Code (the "Code") thereby preserving the tax-deductibility of options without regard to the limitations of section 162(m) of the Code, (ii) in order to allow options granted under the Plan to qualify as incentive stock options under Section 422 of the Code and
(iii) pursuant to the rules of The Nasdaq Stock Market Inc. A brief description of the material features of the Plan is set forth below, but is qualified by reference to the full text of the plan attached as Appendix A to this Proxy Statement. WEB and the SOFTBANK Purchasers, which collectively own a majority of the outstanding Common Stock, have indicated their intent to vote in favor of this proposal at the Annual Meeting.

Summary of the Plan

   Purpose. The purpose of the Plan is to promote the interests of Interliant and its stockholders by strengthening the Company's ability to attract, motivate and retain employees, non-employee directors, advisors and consultants and to provide a means to encourage stock ownership and a proprietary interest in the Company by the employees, nonemployee directors, advisors and consultants upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend.

   Eligible Employees. The eligible participants in the Plan are the Company's employees, nonemployee directors, advisors and consultants, as determined and designated from time to time by the Company's Compensation Committee in its sole discretion. At March 31, 2000 there were approximately 1,200 employees, 7 nonemployee directors and approximately 5 other advisors and consultants eligible to participate in the Plan.

   Grants Under the Plan. The Plan provides for the grant of options to purchase the Common Stock (including both options intended to qualify as incentive stock options under section 422 of the Code and stock options which do not so qualify).

   Administration. The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Plan, the Compensation Committee has the authority and discretion to grant awards under the Plan, to interpret the provisions of the Plan and the award agreements made thereunder and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan. The Compensation Committee may delegate to one or more of our officers the authority and discretion to grant options to certain participants.

   Maximum Shares to be Issued. The number of shares of Common Stock which may be issued pursuant to the grant of awards under the Plan may not exceed 6,800,000 in the aggregate (subject to antidilution adjustments). Any shares subject to an award granted under the Plan that cease to be issuable thereunder will thereafter be available for further award grants. A maximum of 500,000 shares subject to options may be granted to any optionee during any one calendar year (subject to antidilution adjustments).

   Stock Option Grants. The Compensation Committee specifies the terms and conditions of stock options granted under the Plan including without limitation the number of shares covered by each option, the exercise price, the option period, any vesting restrictions with respect to the exercise of the option and whether each option is intended to qualify as an incentive stock option. No option under the Plan may have an option exercise period of more than ten years. Options intended to qualify as incentive stock options must have an exercise price per share of not less than the fair market value of the Common Stock on the date of grant. Furthermore, options intending to qualify as incentive stock options and granted to a person who at the time of the grant holds more than 10% of the total combined voting power of all classes of the Common Stock must have an exercise price per share of not less than 110% of the fair market value of the Common Stock on the date of grant and an option exercise period of not more than five years.

   Restrictions on Transfer. Awards under the Plan may not be transferred by a participant other than by will or by the laws of descent and distribution and may be exercised during the participant's lifetime only by the participant. Notwithstanding the foregoing, participants may, to the extent permitted by the Compensation Committee, transfer nonqualified options to members of the participant's immediate family or to charitable institutions.

   Amendment. The Board may at any time amend or terminate the Plan, provided that no such amendment may be made without the approval of our stockholders to the extent approval is required by applicable laws, rules or regulations and provided further that no amendment or termination may adversely affect the rights of a participant with respect to an outstanding award.

   Change of Control. Options that are not vested and exercisable at the time of a change in control of Interliant (as defined in the Plan) will become fully vested and exercisable at such time unless, in connection with any such event, provisions have been made for (i) the continuation of the Plan and/or assumption of such options by a successor corporation or (ii) the substitution for such options of new options covering the stock of a successor corporation.

Federal Income Tax Consequences

   An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of the Common Stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value for the shares over the exercise price. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised. Interliant will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

   An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of the Common Stock and will not generally recognize income upon exercise of the option, provided the optionee is an employee of Interliant or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum taxable income of an optionee. Where an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Interliant will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the optionee recognizes the income.

Grant Information

   At March 31, 2000, there were outstanding options with respect to 2,248,853 shares of the Common Stock granted pursuant to the Plan. It is not possible to determine the award grants that will be made pursuant to the Plan in the future. The table below sets forth information regarding stock option grants made under the Plan during the year ended December 31, 1999.

                                                               Number of Shares
                                              Dollar Value(1) Underlying Options
   Name and Current Position                  --------------- ------------------
   Stephen W. Maggs..........................   $   540,000          30,000
    Director(2)
   Francis J. Alfano.........................       450,000          25,000
    Senior Vice President
    Mergers and Acquisitions
   Bruce S. Klein............................       450,000          25,000
    Senior Vice President, General
    Counsel and Secretary
   James M. Lidestri.........................     7,721,383         307,595
    President(3)
   William A Wilson..........................       450,000          25,000
    Chief Financial Officer
   All current executive officers
    as a group...............................    16,928,165         744,098
   All current directors who are not
    executive officers as a group............       510,000          15,000
   All employees, including all
    current officers who are not
    executive officers, as a group...........    45,071,890       2,239,717

--------
(1) Based upon the excess of fair market value of the Common Stock on December 31,1999 over the exercise price.
(2) Mr. Maggs was our President and Chief Executive Officer from December 1997 until June 1999, when he became Vice Chairman. Effective January 1, 2000, Mr. Maggs was no longer an employee.
(3) Effective March 30, 2000, Mr. Lidestri was no longer an employee.

   The closing price of the Common Stock on the Nasdaq National Market System on March 31, 2000 was $28.25 per share.

Voting

   Under applicable rules of the Nasdaq Stock Market, the Plan must be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present, or represented, and entitled to vote at the Annual Meeting. Abstentions from voting on this proposal will have the effect of a "no" vote. Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote on this proposal.

   The Board of Directors of Interliant deems the 1998 Stock Option Plan, as amended, to be in the best interest of Interliant and its stockholders and recommends that holders of the Common Stock vote FOR Proposal II.

                                  PROPOSAL III

               ADOPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

   Because our success is dependent upon the interest and special efforts of our employees, we would like to provide such employees with additional incentives to promote our overall financial objectives and long-term growth in our stockholders' equity. We believe that our employees will be encouraged to continue their employment and make special efforts on our behalf if they own an equity stake in Interliant. Therefore, on April 27, 2000, our Board of Directors through the Compensation Committee adopted, subject to shareholder approval, the Interliant, Inc. 2000 Employee Stock Purchase Plan (the "Purchase Plan"), to provide our employees with the opportunity to acquire an ownership interest in Interliant through the purchase of shares of the Common Stock.

   The Purchase Plan, if approved by our stockholders, will provide a total of 1,500,000 shares of the Common Stock available for purchase by our employees, subject to adjustment for certain changes in our capital (described under "Changes in Capital" below). We intend for the Purchase Plan to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), so that our employees may enjoy certain tax advantages (described under "Certain Federal Income Tax Consequences" below).

   The Purchase Plan will become effective on July 1, 2000, if it is approved by the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting. This proposal summarizes the essential features of the Purchase Plan. You should read the Purchase Plan for a comprehensive statement of its terms and conditions. The full text of the Purchase Plan appears in Appendix B to this Proxy Statement.

Administration

   The Compensation Committee of our Board of Directors will administer the Purchase Plan. All decisions and actions of the Compensation Committee will be final and conclusive. The Compensation Committee has the authority and discretion to interpret the Purchase Plan and determine all questions arising in the administration, application and operation of the Purchase Plan. To the extent not inconsistent with the Purchase Plan, the Compensation Committee may from time to time adopt such rules and regulations for carrying out the Purchase Plan as it deems best.

Eligibility

   All employees of Interliant (or of any of our participating subsidiaries) are eligible to participate in the Purchase Plan, except an employee may not be granted an option under the Purchase Plan to the extent that:

  . immediately after the grant of such option, the employee would own 5 percent or more of the vote or value of all classes of our stock,

  . such option would permit the employee to purchase more than $25,000 of our stock (using the fair market value of our stock at the time the option is granted) under the Purchase Plan (and any other employee stock purchase plan of us) per calendar year when the option is outstanding, or

  . such option would permit the employee to purchase more than 1,250 shares of our stock (or such other number as determined by the Compensation Committee) in any purchase period (described under "Terms of Options" below).

   In addition, employees are not eligible to participate in the Purchase Plan if they customarily work 20 or fewer hours per week, customarily work 5 or fewer months per calendar year, or are employed in a foreign jurisdiction and the laws of such foreign jurisdiction prohibit participation in the Purchase Plan.

   As of March 31, 2000, approximately 1,150 employees would be eligible to participate in the Purchase Plan. No determination can be made at this time as to the number or identity of our employees who will participate in the Purchase Plan, or the amount of Common Stock that will be purchased under the Purchase

Plan, since such participation and amounts will be determined within the sole discretion of the employees who are eligible to participate in the Purchase Plan.

Terms of Options

   Options and Purchase Periods. An option granted to an eligible employee under the Purchase Plan will allow the employee to use payroll deductions accumulated during successive six-month purchase periods to purchase shares of Common Stock at the end of each purchase period. The option price of the shares is the lesser of 85 percent of the Common Stock's fair market value on the first day of the purchase period or the last day of the purchase period. On March 31, 2000, the fair market value of a share of the Common Stock was $28.25. If the Purchase Plan is approved by our stockholders, the first purchase period will begin on July 1, 2000, and end on the last trading date on or before December 31, 2000. Thereafter, purchase periods will begin on January 1 and July 1, respectively, and end on the last trading date on or before June 30 and on or before December 31, respectively, of each calendar year while the Purchase Plan is in effect. Our Board of Directors may terminate a pending purchase period, in which case payroll deductions that have accumulated in participants' accounts will be returned to the appropriate participants.

   Participation. Each eligible employee will decide for himself or herself whether to participate or not participate in the Purchase Plan during each purchase period. An eligible employee may elect to enroll in the Purchase Plan by filing a form request for participation with our payroll office fifteen days prior to the first day of the applicable purchase period.

   Payroll Deductions. A participant's request for participation must specify the percentage, from 1 to 15 percent, to be deducted from his or her compensation on each payroll date during the purchase period. Payroll deductions will be credited to a bookkeeping account in the participant's name. We will not set aside any assets with respect to such participant accounts, and such accounts will not bear interest. Participants may not change their contribution rates during any purchase period.

   Exercise of Option. Unless a participant provides us with written notice or withdraws from the Purchase Plan, his or her option will be automatically exercised on the last day of the purchase period to purchase the maximum number of full shares of Common Stock that can be purchased at the applicable option price using the accumulated payroll deductions in the participant's account.

   Any excess payroll deductions remaining in a participant's account after exercise of his or her option will be returned to the participant, without interest, and may not be used to exercise options granted under the Purchase Plan in any subsequent purchase period (except for any excess funds attributable to the inability to purchase a fractional share, which will be retained in the participant's account for a subsequent purchase period or may be withdrawn by the participant).

   Withdrawal/Termination of Employment. A participant may withdraw from the Purchase Plan at any time, receiving payment of his or her accumulated payroll deductions and ceasing further payroll deductions, by providing us with written notice to withdraw at least fifteen days prior to the end of the purchase period. When a participant withdraws from the Purchase Plan, his or her unexercised options will automatically terminate, and we will return to the participant all accumulated payroll deductions in his or her account. If a participant's employment is terminated, other than for death, retirement or permanent disability, or if a participant ceases to be an eligible employee, such participant will be considered to have withdrawn from the Purchase Plan. If a participant shall die, retire or incur a permanent disability, all payroll deductions will cease and the participant or his or her estate may either elect to withdraw from the Purchase Plan by providing us with written notice at least fifteen days prior to the end of the purchase period, or allow the balance of such participant's account to be used to purchase shares of Common Stock on the applicable purchase date.

   Transferability of Options. No one other than the participant who receives an option under the Purchase Plan will be permitted to exercise such option during such participant's lifetime. Participants will not be entitled to transfer or assign their rights under the Purchase Plan, other than by will or the laws of descent and distribution.

   Changes in Capital. In the event of certain changes in our outstanding Common Stock or capital structure, such as merger, consolidation, spin off, sale of all or substantially all the property of Interliant, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution, appropriate adjustments shall be made to the maximum number and kind of shares available under the Purchase Plan.

Amendment and Termination of the Purchase Plan

   Our Board of Directors may terminate, modify, alter, amend or suspend the Purchase Plan at any time. However, without approval of our stockholders, the Board of Directors may not increase the maximum number of shares that we may issue under the Purchase Plan. No amendment shall reduce any amounts previously allocated to a participant's account or reduce any rights of a participant with respect to shares of Common Stock previously purchased and held under the Purchase Plan.

Certain Federal Income Tax Consequences

   The following is a brief summary of certain significant United States Federal income tax consequences under the Code, as in effect on the date of this summary, applicable to Interliant and employees in connection with participation and purchase of shares of Common Stock under the Purchase Plan. This summary is not tax advice and is not intended to be exhaustive, and among other things, does not describe state, local or foreign tax consequences, or the effect of gift, estate or inheritance taxes.

   An employee will not recognize any taxable income upon an election to participate in the Purchase Plan and receipt of an option to purchase stock under the Purchase Plan. The amounts deducted from the salary of an employee who participates in the Purchase Plan will constitute ordinary income taxable to the employee. The Purchase Plan is intended to qualify for the favorable income tax consequences of Section 423 of the Code. As such, no income tax consequences will arise for an employee when shares of Common Stock are purchased by exercising such employee's option under the Purchase Plan. The employee receives a tax basis in the shares purchased equal to his or her payroll deductions used to exercise the option.

   If such an employee does not dispose of the shares purchased upon exercise of his or her option under the Purchase Plan until at least two years after the grant date of the employee's option (i.e., the first day of the purchase period) and one year after the date of such purchase, and if such employee remains an employee of Interliant at all times from the grant date of such option to the day three months before such exercise, the employee will recognize taxable ordinary income upon disposition of such shares equal to the lesser of the excess of the fair market value of the shares when the option was granted (i.e., the first day of the purchase period) over the purchase price paid for such shares or the excess of the fair market value of such shares at the time of such disposition over the purchase price paid for the shares. We will not be entitled to a tax deduction with respect to any such disposition. Any such ordinary income recognized by an employee upon disposition of his or her shares will increase the employee's basis in such shares, for purposes of computing capital gain thereon. Any proceeds received for the shares in excess of such adjusted basis will be taxable as capital gain. If an employee sells such shares for less than the purchase price paid, he or she will recognize no such ordinary income, and such employee will have a capital loss equal to the difference between the sale price and the purchase price previously paid.

   If an employee disposes of shares purchased under the Purchase Plan before meeting the requisite holding periods described in the preceding paragraph, the employee must notify us of such disposition. The employee will be required to report taxable ordinary income at the time of such disposition to the extent of the difference between the fair market value of such shares on the date of purchase and the purchase price paid. We will generally be allowed a tax deduction equal to the amount of such ordinary income so reported by such employee. The basis of an employee in such shares acquired under the Purchase Plan will be increased by such amount reported as ordinary income by such employee upon disposition of such shares. Any proceeds received for the shares in excess of such employee's adjusted basis will be taxable as capital gain; if such adjusted basis exceeds the amount received for such shares, such excess will be a capital loss.

   The Board of Directors of Interliant deems the Interliant 2000 Employee Stock Purchase Plan to be in the best interest of Interliant and its stockholders and recommends that holders of the Common Stock vote FOR Proposal III.

                                  PROPOSAL IV

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The independent public accounting firm for Interliant for the year-ended December 31, 1999 was Ernst & Young LLP ("E&Y"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the stockholders, to audit the financial statements of Interliant for the calendar year 2000. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of E&Y in prior years, as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with E&Y in these respects.

   E&Y has audited Interliant's financial statements annually since 1997. Representatives of E&Y will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

   The Board of Directors of Interliant deems the ratification of the selection of E&Y as independent accountants of the Company to be in the best interest of the Company and its stockholders and recommends that holders of the Common Stock vote FOR Proposal IV.

                          DEADLINES FOR SUBMISSION OF
          PROXY PROPOSALS, NOMINATION OR DIRECTORS AND OTHER BUSINESS

   Proxy Statement Proposals. Stockholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Stockholders to be held in 2001, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Company's principal executive offices on or prior to December 24, 2000. Alternate notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting.

                                          By Order of the Board of Directors

                                                   /s/ Bruce S. Klein
                                          -------------------------------------
                                                     Bruce S. Klein
                                                        Secretary

Purchase, New York
May 5, 2000

                                   APPENDIX A

                                INTERLIANT, INC.
                             1998 STOCK OPTION PLAN
                   AMENDED AND RESTATED AS OF MARCH 23, 2000

                                   ARTICLE I

                                    PURPOSE

   This Interliant, Inc. 1998 Stock Option Plan is intended to advance the interests of the Company and its stockholders and subsidiaries by attracting, retaining and motivating the performance of selected officers, employees and consultants of the Company of high caliber and potential upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, and to encourage and enable such persons to acquire and retain a proprietary interest in the Company by ownership of its stock.

                                   ARTICLE II

                                  DEFINITIONS

   (a) "Board" means the Board of Directors of the Company.

   (b) "Code" means the Internal Revenue Code of 1986, as amended.

   (c) "Common Stock" means the Company's Common Stock, par value $.01 per share.

   (d) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time. The full Board shall also have the authority to exercise the powers and duties of the Committee under the Plan.

   (e) "Company" means Interliant, Inc., a Delaware corporation.

   (f) "Date of Grant" means the date on which an Option becomes effective in accordance with Section 6.1 hereof.

   (g) "Eligible Person" means any person who is an officer, director, employee or consultant of the Company or any Subsidiary.

   (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (i) "Fair Market Value" of the Common Stock as of any date means the average of the closing prices of the sales of Common Stock on all securities exchanges on which the Common Stock is listed or, if on any day the Common Stock is not so listed, the sales price of the Common Stock as reported on the Nasdaq National Market as of 4:00 P.M. New York Time, on such day or, if the Common Stock is not reported on the Nasdaq National Market, the average of the representative bid and asked prices quoted over a period of 21 trading days consisting of the day as of which Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the Nasdaq National Market, Fair Market Value will be determined in good faith by the Committee in whatever manner it considers appropriate. Fair Market Value will be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

   (j) "Incentive Stock Option" means a stock option granted under the Plan that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

   (k) "Nonqualified Stock Option" means a stock option granted under the Plan that is not an Incentive Stock Option.

   (l) "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

   (m) "Optionee" means an Eligible Person to whom an Option has been granted, which Option has not expired, under the Plan.

   (n) "Option Price" means the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section
6.2 hereof.

   (o) "Plan" means this Interliant, Inc. 1998 Stock Option Plan.

   (p) "Stock Option Agreement" means an agreement between the Company and an Optionee under which the Optionee may purchase Common Stock under the Plan.

   (q) "Subsidiary" means a subsidiary corporation of the Company, within the meaning of Section 424(f) of the Code.

   (r) "Ten-Percent Owner" means an Optionee who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, its parent, if any, or any Subsidiary, within the meaning of Sections 422(b)(6) and 424(d) of the Code.

                                  ARTICLE III

                                  ELIGIBILITY

   All Eligible Persons are eligible to receive a grant of an Option under the Plan. The Committee shall, in its sole discretion, determine and designate from time to time those Eligible Persons who are to be granted an Option.

                                  ARTICLE IV

                                ADMINISTRATION

   4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two persons selected by the Board, or by the full Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under Section 162(m) of the Code.

   4.2 Committee Authority. Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the Eligible Persons to whom an Option shall be granted, the time or times at which an Option shall be granted, the number of shares of Common Stock subject to each Option, the Option Price of the shares subject to each Option and the time or times when each Option shall become exercisable and the duration of the exercise period. Subject to the express provisions of the Plan, the Committee shall also have discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all the determinations necessary or advisable in the administration of the Plan. All such actions and determinations by the Committee shall be conclusively binding for all purposes and upon all persons. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan, any Option or any Stock Option Agreement entered into hereunder.

   4.3 Delegation of Authority. The Committee shall have the right from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Options awarded under the Plan, subject to such limitations as the Committee shall determine;

provided, however, that no such authority may be delegated with respect to Options awarded to any member of the Board or any Optionee who the Committee determines may be subject to Rule 16b-3 under the Exchange Act or section 162(m) of the Code.

   4.4 Grants to Non-Employee Directors. Awards of Options to non-employee directors under the Plan shall be approved by the Board. With respect to awards to such directors, powers and authorities vested in the Committee under the Plan shall be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

   5.1 Number of Shares. Subject to adjustment pursuant to the provisions of
Section 5.2 hereof, the maximum number of shares of Common Stock which may be issued and sold hereunder shall be 6,800,000 shares. Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. Shares of Common Stock covered by an Option that shall have been exercised shall not again be available for an Option grant. If an Option shall terminate for any reason (including, without limitation, the cancellation of an Option pursuant to Section 6.6 hereof) without being wholly exercised, the number of shares to which such Option termination relates shall again be available for grant hereunder.

   5.2 Antidilution. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding shares of Common Stock are split up or combined, or are changed into, become exchangeable at the holder's election for, or entitle the holder thereof to, cash, other shares of stock, or any of the consideration, or in the case of any other transaction described in Section 424(a) of the Code, the Committee may (i) change the number and kind of shares (including by substitution of shares of another corporation) subject to the Options and/or the Option Price of such shares in the manner that it shall deem to be equitable and appropriate or (ii) provide for an appropriate and proportionate cash settlement or distribution. In no event may any such change be made to an Incentive Stock Option which would constitute a "modification" within the meaning of Section 424(h)(3) of the Code without the written consent of the Optionee adversely affected thereby.

                                   ARTICLE VI

                                    OPTIONS

   6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. The grant of an Option shall first be effective upon the date it is approved by the Committee, except to the extent the Committee shall specify a later date upon which the grant of an Option shall first be effective. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option, provided that Incentive Stock Options may only be granted to Eligible Persons who are considered employees of the Company or any Subsidiary for purposes of Section 422 of the Code. The Company and the Optionee shall execute a Stock Option Agreement which shall set forth such terms and conditions of the Option as may be determined by the Committee to be consistent with the Plan, and which may include additional provisions and restrictions that are not inconsistent with the Plan.

   6.2 Option Price. The Option Price shall be determined by the Committee; provided, however, that, in the case of an Incentive Stock Option, the Option Price shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the trading date immediately preceding the Date of Grant.

   6.3 Vesting; Term of Option. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, an Option shall vest and become exercisable in cumulative annual installments, each of which shall relate to one-fourth of the number of shares of Common Stock originally covered thereby (as may be adjusted in accordance with Section 5.2 hereof), on the first, second, third and fourth anniversaries of the Date of Grant, respectively, provided that the Optionee remains an Eligible Person on each such anniversary. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate the exercisability of any Option at any time, and an Option may become vested and exercisable in accordance with the provisions of Articles VIII and IX hereof. Subject to Article VIII hereof, the period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in the Stock Option Agreement for an Optionee.

   6.4 Option Exercise; Withholding. An Option may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of the Common Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in Common Stock owned by the Optionee for more than six months on the date of exercise, valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise, (iii) at the discretion of the Committee, by delivery of a notice that the optionee has placed a market sell order (or similar instructions) with a broker with respect to shares of Common Stock then issuable upon exercise of the option and that the broker has been directed to pay sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Price (conditioned upon the payment of such net proceeds), or (iv) at the discretion of the Committee, by a combination of the methods described above. In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company, in a manner consistent with the foregoing, the full amount of all federal and state withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

   6.5 Limited Transferability of Option. All Options shall be nontransferable except upon the Optionee's death, by the Optionee's will or the laws of descent and distribution. No transfer of an Option by the Optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer. During the lifetime of an Optionee, the Option shall be exercisable only by him, except that, in the case of an Optionee who is legally incapacitated, the Option shall be exercisable by his guardian or legal representative.

   6.6 Cancellation, Substitution and Amendment of Options. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, (i) the cancellation of any or all outstanding Options and the grant in substitution therefor of new Options covering the same or different numbers of shares of Common Stock and having an Option Price which may be the same as or different than the Option Price of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options.

   6.7 Maximum Limit. Notwithstanding anything elsewhere in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options granted to any Optionee during any one calendar year shall be 500,000 shares, subject to adjustment as provided in Section 5.2 hereof.

                                  ARTICLE VII

                           ADDITIONAL RULES FOR ISOs

   7.1 Ten-Percent Owners. Notwithstanding any other provisions of this Plan to the contrary, in the case of an Incentive Stock Option granted to a Ten-Percent Owner, (i) the period during which any such Incentive Stock Option may be exercised shall not be greater than five years from the Date of Grant and (ii) the Option Price of such Incentive Stock Option shall not be less than 110 percent of the Fair Market Value of a share of Common Stock on the Date of Grant.

   7.2 Annual Limits. No Incentive Stock Option shall be granted to an Optionee as a result of which the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Company, any Subsidiary or any parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking options into account in the order in which granted.

   7.3 Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or within one year following the transfer of such shares to the Optionee upon exercise, the Optionee shall, within 10 days after such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

   7.4 Other Terms and Conditions. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under Section 422 of the Code.

                                  ARTICLE VIII

                             TERMINATION OF SERVICE

   8.1 Death. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee shall die at any time after the Date of Grant and while he is an Eligible Person, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.5 hereof pursuant to will or the laws of descent and distribution, shall have the right, during the period ending one year after the date of the Optionee's death (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise the Optionee's Option to the extent that it was exercisable at the date of the Optionee's death and shall not have been previously exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of death immediately vested and exercisable.

   8.2 Disability. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated as a result of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code) at any time after the Date of Grant and while he is an Eligible Person, the Optionee (or in the case of an Optionee who is legally incapacitated, his guardian or legal representative) shall have the right, during a period ending one year after the date of his disability (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination of employment or other service and shall not have been exercised. The Committee may determine at or after grant to make any portion of his Option that is not exercisable at the date of termination of employment or other service due to disability immediately vested and exercisable.

   8.3 Termination for Cause. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for cause, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For purposes of this Section 8.3, termination for "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, any acts of dishonesty resulting in conviction for a felony, misconduct resulting in material injury to the Company or any Subsidiary, significant activities harmful to the reputation of the Company or any Subsidiary, a significant violation of Company or Subsidiary policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company or any Subsidiary. The Committee shall have the power to determine whether the Optionee has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Optionee.

   8.4 Other Termination of Service. Unless otherwise specified by the Committee in the Stock Option Agreement for an Optionee, if an Optionee's employment or other service with the Company or any Subsidiary shall be terminated for any reason other than death, permanent and total disability or termination for cause, the Optionee shall have the right, during the period ending 90 days after such termination (subject to Sections 6.3 and 7.1 hereof concerning the maximum term of an Option), to exercise an Option to the extent that it was exercisable at the date of such termination and shall not have been exercised. For purposes of this Section 8.4, an Optionee shall not be considered to have terminated employment or other service with the Company or any Subsidiary until the expiration of the period of any military, sick leave or other bona fide leave of absence, up to a maximum period of 90 days (or such greater period during which the Optionee is guaranteed reemployment either by statute or contract).

                                  ARTICLE IX

                               CHANGE IN CONTROL

   9.1 Change in Control. Upon a "change in control" of the Company (as defined below), each outstanding Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement under Section 6.3 hereof; provided, however, that no such vesting shall occur if provision has been made in writing in connection with such transaction for (a) the continuation of the Plan and/or the assumption of such Options by a successor corporation (or a parent or subsidiary thereof) or (b) the substitution for such Options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kinds of shares and exercise prices. In the event of any such continuation, assumption or substitution, the Plan and/or such Options shall continue in the manner and under the terms so provided.

   9.2 Definition. For purposes of Section 9.1 hereof, a "change in control" of the Company shall mean:

     (i) an acquisition subsequent to the date hereof by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company;

     (ii) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

     (iii) the approval by the stockholders of the Company of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation or (B) other securities (of either the Company or another company) or cash or other property;

     (iv) the approval by the stockholders of the Company of (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

     (v) the adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

                                   ARTICLE X

                               STOCK CERTIFICATES

   10.1 Issuance of Certificates. Subject to Section 10.2 hereof, the Company shall issue a stock certificate in the name of the Optionee (or other person exercising the Option in accordance with the provisions of the Plan) for the shares of Common Stock purchased by exercise of an Option as soon as practicable after due exercise and payment of the aggregate Option Price for such shares. A separate stock certificate or separate stock certificates shall be issued for any shares of Common Stock purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares of Common Stock that were purchased pursuant to the exercise of an Option that is a Nonqualified Stock Option.

   10.2 Conditions. The Company shall not be required to issue or deliver any certificate for shares of Common Stock purchased upon the exercise of any Option granted hereunder or any portion thereof prior to fulfillment of all of the following conditions:

      (i) the completion of any registration or other qualification of such shares, under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Committee shall in its sole discretion deem necessary or advisable;

     (ii) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable;

     (iii) the lapse of such reasonable period of time following the exercise of the Option as the Committee from time to time may establish for reasons of administrative convenience;

     (iv) satisfaction by the Optionee of all applicable withholding taxes or other withholding liabilities; and

     (v) if required by the Committee, in its sole discretion, the receipt by the Company from an Optionee of (i) a representation in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.

   10.3 Legends. The Company reserves the right to legend any certificate for shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

                                   ARTICLE XI

                   EFFECTIVE DATE, TERMINATION AND AMENDMENT

   11.1 Effective Date. The Plan shall become effective upon its adoption by the Board and its approval by the stockholders of the Company.

   11.2 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

   11.3 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with Sections 422 or 162(m) of the Code or rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders. Any such approval shall be by the affirmative votes of the stockholders of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Company. Notwithstanding the foregoing, no amendment or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the Optionee or the permitted transferee of the Option.

                                  ARTICLE XII

                                 MISCELLANEOUS

   12.1 Employment or other Service. Nothing in the Plan, in the grant of any Option or in any Stock Option Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise provides services to the Company or any Subsidiary. Notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in a Stock Option Agreement, no Option shall be affected by any change of duties or position of the Optionee (including a transfer to or from the Company or any Subsidiary), so long as such Optionee continues to be an Eligible Person.

   12.2 Rights as Shareholder. An Optionee or the permitted transferee of an Option shall have no rights as a shareholder with respect to any shares subject to such Option prior to the purchase of such shares by exercise of such Option as provided herein. Nothing contained herein or in the Stock Option Agreement relating to any Option shall create an obligation on the part of the Company to repurchase any shares of Common Stock purchased hereunder.

   12.3 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by an Optionee as a result of the exercise of an Option or the sale of shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such Optionee are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board or the Committee or provided by the terms of such plan.

   12.4 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns, and the Optionee, his executor, administrator and permitted transferees.

   12.5 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

   12.6 Severability. If any provision of the Plan or any Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

   12.7 Governing Law. The validity and construction of this Plan and of the Stock Option Agreements shall be governed by the laws of the State of Delaware.

                                          Interliant, Inc.

                                   APPENDIX B

                                INTERLIANT, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                   ARTICLE I

                            PURPOSE AND COMMENCEMENT

   1.01 Purpose. The purpose of the Plan is to provide the employees of Interliant, Inc., a Delaware corporation (the "Company") and its Subsidiaries with added incentive to continue in their employment and to encourage increased efforts to promote the best interests of the Company by permitting eligible employees to purchase shares of Common Stock of the Company at prices less than the current market price thereof. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

   1.02 Commencement. The Plan shall become effective on such date as may be specified by the Board of Directors, which, absent a resolution of the Board of Directors to the contrary, shall be as set forth in Section 2.01(q) hereof; provided, however, that, in no event, shall the Plan become effective unless within twelve months of the date of its adoption by the Board of Directors it has been approved by the affirmative vote of a majority of the issued and outstanding shares of the Company's securities entitled to vote on such matters at a duly called meeting of the shareholders of the Company.

                                   ARTICLE II

                                  DEFINITIONS

   2.01 Definitions. As used in the Plan, the following terms and phrases shall have the following meanings:

     (a) "Board of Directors" shall mean the Board of Directors of the Company.

     (b) "Closing Market Price" with respect to any day shall mean (i) the sales price of the Common Stock as reported on the Nasdaq National Market as of 4:00 P.M. New York Time, on such day or if there are no sales on such day, the immediately preceding trade day, or (ii) if the foregoing provision is inapplicable, the Closing Market Price shall be determined by the Committee in good faith on such basis as it deems appropriate.

     (c) "Code" shall mean the Internal Revenue Code as of 1986, as amended.

     (d) "Commencement Date" shall mean the first day of a Purchase Period.

     (e) "Committee" shall mean the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors designated by it for purposes of administering the Plan.

     (f) "Common Stock" means the common stock of the Company, par value $.01 per share.

     (g) "Company" shall mean Interliant, Inc., a Delaware corporation.

     (h) "Contribution Account" shall mean the account established on behalf of a Participant pursuant to Article III hereof to which shall be credited his or her Participant Contributions.

     (i) "Contribution Rate" shall be a percentage of a Participant's Covered Compensation during each payroll period designated by each Participant to be contributed by regular payroll deductions to his or her Contribution Account as set forth in Section 3.03 hereof.

     (j) "Covered Compensation" shall mean the total cash compensation received by an Employee from a Sponsoring Employer, before tax withholdings and other deductions, including base compensation, overtime, shift or other compensatory premiums, payments in substitution of base compensation such as vacation, holiday and sick pay, and including all cash bonus compensation, but not including short or long-term disability payments.

     (k) "Employee" shall mean each employee of a Sponsoring Employer whose customary employment is at least twenty (20) hours a week and more than five months in a calendar year; provided, however, that an employee of a Sponsoring Employer who is employed in a foreign jurisdiction shall not be deemed an Employee if participation by such employee in the Plan is prohibited pursuant to the laws of such jurisdiction. For purposes of the Plan, "employment" shall be determined in accordance with the provisions of
  Section 1.421-7(h) of the Treasury Regulations (or any successor regulations).

     (l) "Participant" shall mean any Employee of a Sponsoring Employer who has met the conditions and provisions for becoming a Participant set forth in Article III hereof.

     (m) "Participant Contributions" shall be the aggregate dollars actually contributed by each Participant to his or her Contribution Account.

     (n) "Permanent Disability" shall mean an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in an Employee's inability to provide in all material respects the duties theretofore performed in his or her capacity as an Employee of a Sponsoring Employer.

     (o) "Plan" shall mean the Interliant, Inc. Employee Stock Purchase Plan as set forth herein, as it may be amended from time to time.

     (p) "Purchase Date" shall mean the last business day of a Purchase Period on which the Common Stock publicly trades.

     (q) "Purchase Period" shall mean each of the six-month periods commencing January 1 and July 1 of each calendar year during which the Plan is in effect. The first Purchase Period shall commence on July 1, 2000.

     (r) "Purchase Price" shall mean the purchase price for a share of Common Stock to be paid by a Participant on a Purchase Date, as determined under
  Section 4.02 hereof.

     (s) "Request for Participation" shall mean such form as shall be approved by the Committee for distribution to Employees in connection with participation in the Plan.

     (t) "Sponsoring Employers" shall mean the Company and each Subsidiary that has been designated by the Committee as a Sponsoring Employer under the Plan.

     (u) "Subsidiary" shall mean a subsidiary of the Company which is treated as a subsidiary corporation under Section 424(f) of the Code.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

   3.01 Eligibility. Each Employee who shall be employed by a Sponsoring Employer on a given Commencement Date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, subject to the satisfaction of any election requirements described in Section 3.03(a) herein.

   3.02 Limitations. Notwithstanding anything to the contrary contained in the Plan, no right to purchase Common Stock shall accrue under the Plan in favor of any person who is not an Employee eligible to participate in the Plan under
Section 3.01 hereof, and no Employee shall acquire the right to purchase shares of Common Stock if (i) immediately after receiving such right to purchase Common Stock, such Employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, taking into account in determining stock ownership any stock attributable to such Employee under Section 424(d) of the Code, or (ii) which would permit such Employee's right to purchase stock under all employee stock purchase plans (to which Section 423 of the Code applies) of the Company and its Subsidiaries, as those plans are in effect from time to time, to accrue at a rate which exceeds $25,000 of fair market value of such stock (as determined as each Commencement Date) for each calendar year, all as specified in the manner provided by Section 423(b)(8) of the Code, or (iii) which would permit such Employee the right to purchase more than 1,250 shares (or such other number as may be determined in advance for any Purchase Period by the Committee) of Common Stock in any Purchase Period.

   3.03 Participation

   (a) Each Employee eligible to be a Participant and participate in the Plan shall be furnished a summary of the Plan and a Request for Participation by such Employee's Sponsoring Employer. If an Employee elects to participate hereunder, such Employee shall complete such form and file it with his or her Sponsoring Employer not later than 15 days prior to a Commencement Date of a Purchase Period. The completed Request for Participation shall indicate the Participant Contribution Rate authorized by the Participant. If any Employee does not elect to participate in the Plan during any given Purchase Period, such Employee may elect to participate on any future Commencement Date so long as he or she continues to be an eligible Employee.

   (b) On his or her Request for Participation, an Employee must authorize his or her Sponsoring Employer to deduct through a payroll deduction the amount of such Employee's Participant Contribution. The payroll deduction specified in a Request for Participation for each payroll period shall be at a Participant Contribution Rate no less than 1% and no more than 15% of such Employee's Covered Compensation during such payroll period paid to him or her by his or her Sponsoring Employer. Such deductions shall begin as of the first payroll date occurring after the Commencement Date of a Purchase Period. Participant Contributions will not be permitted to begin at any time other than on the first payroll date occurring immediately after the Commencement Date of a Purchase Period. No interest shall accrue to Participants on any amounts withheld under the Plan, unless and until the Committee shall approve such accrual of interest on terms that it shall specify and apply on a uniform basis as to all Participants.

   (c) The Participant's Contribution Rate, once established, shall remain in effect for all Purchase Periods unless changed by the Participant in writing delivered to such Participant's Sponsoring Employer and filed with such Sponsoring Employer at least 15 days prior to the Commencement Date of the next Purchase Period. A Participant's Contribution Rate for a Purchase Period may not be increased, decreased or otherwise modified at any time during the 15-day period prior to the Commencement Date of such Purchase Period.

   (d) A Participant may notify his or her Sponsoring Employer of such Participant's desire to discontinue his or her Participant Contributions by delivering to his or her Sponsoring Employer written notice on such forms as may be provided by the Company or such Participant's Sponsoring Employer at least 15 days prior to the Purchase Date of the relevant Purchase Period. Upon such request, there shall be promptly refunded to such Participant as soon as practicable the entire cash balance in his or her Contribution Account. If a Participant determines to discontinue his or her Participant Contributions pursuant to this Section 3.03(d), (i) such Participant shall be terminated from the Plan effective upon the date of receipt of such Participant's notice to his or her Sponsoring Employer and (ii) such Participant shall not be permitted to resume participation in the Plan at the beginning of the succeeding Purchase Period unless such Participant delivers to the Company a new Request for Participation in accordance with Section 3.03(a) hereof. In the event that a Participant's payroll deductions are prevented by legal process, the Participant will be deemed to have terminated from the Plan.

   (e) By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm or other financial institution, if approved by the Committee in its discretion.

   3.04 Termination of Employment. Any Participant (i) whose employment by a Sponsoring Employer is terminated for any reason (except death, retirement or Permanent Disability) or (ii) who shall cease to be an Employee under the Plan, in either case during a Purchase Period, shall cease being a Participant as of the date of such termination of employment. Upon such termination of employment, there shall be refunded to such

Participant as soon as practicable the entire cash balance in such Participant's Contribution Account. Section 4.03(b) hereof shall apply to the issuance of certificates to a Participant following termination of employment.

   3.05 Death, Retirement or Permanent Disability.

   (a) If a Participant shall die during a Purchase Period, no further Participant Contributions on behalf of the deceased Participant shall be made. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Contribution Account by notifying the deceased Participant's Sponsoring Employer in writing at least 15 days prior to the Purchase Date in respect of such Purchase Period. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with Article IV hereof.

   (b) If, during a Purchase Period, a Participant shall (i) retire or (ii) incur a Permanent Disability, no further contributions on behalf of the retired or disabled Participant shall be made. A retired or disabled Participant may elect to withdraw the balance in his or her Contribution Account by notifying the Sponsoring Employer in writing at least 15 days prior to the last day of the Purchase Period. In the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participant's Contribution Account shall be used to purchase shares of Common Stock in accordance with
Article IV hereof. In the event a retired or disabled Participant shall die during the Purchase Period of such Participant's retirement or disability and such Participant shall not have notified his or her Sponsoring Employer of his or her desire to withdraw his or her Contribution Account, the executor or administrator of such Participant's estate shall have all the rights provided pursuant to Section 3.05(a) hereof.

                                   ARTICLE IV

                            PURCHASE OF COMMON STOCK

   4.01 Purchase of Common Stock.

   (a) On each Purchase Date, each Participant's Contribution Account shall be used to purchase the maximum number of whole shares of Common Stock permitted hereunder at the applicable Purchase Price. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant's Contribution Account which are not sufficient to purchase a full share shall be retained in the Participant's Contribution Account for the subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 3.03(d) hereof. Any other monies left over in a Participant's Contribution Account after the Purchase Date shall be returned to the Participant.

   (b) If, in any Purchase Period, the total number of shares of Common Stock to be purchased pursuant to the Plan by all Participants exceeds the number of shares authorized under the Plan, then each Participant shall purchase his or her pro rata portion of the shares of Common Stock remaining available under the Plan based on the balances in each Participant's Contribution Account as of the Purchase Date in respect of such Purchase Period; provided, however, that, in no event, shall any fractional shares of Common Stock be issued pursuant to the Plan or this Section 4.01(b) hereof.

   (c) Any cash dividends paid with respect to shares of Common Stock held for the account of a Participant shall be, as determined by the Committee on a uniform basis as to all Participants, either (i) distributed to the Participant or (ii) credited to the Participant's Contribution Account and used, in the same manner as payroll deductions, to purchase additional shares of Common Stock under the Plan on the next Purchase Date (subject to the limitations of Section 3.02 hereof).

   4.02 Purchase Price. For each Purchase Period, the Purchase Price per share of Common Stock purchased pursuant to the Plan shall be the lesser of (a) 85% of the Closing Market Price on the Commencement Date of such Purchase Period, and (b) 85% of the Closing Market Price on the Purchase Date of such Purchase Period.

   4.03 Notice of Purchase, Stock Certificates, Voting Rights.

   (a) After the Purchase Date in respect of each Purchase Period, a report will be made by the Company or its agent to each Participant stating the entries made to his or her Contribution Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

   (b) Evidence of shares of Common Stock purchased under the Plan shall be maintained under the Plan for the account of each Participant and registered in the manner determined by the Committee. Certificates for the number of whole shares credited to a Participant's account under the Plan will be issued to a Participant at any time promptly upon written request to the Company or its agent; provided, however, that the Company may, at its election, issue such certificates at such time or times as the Committee deems appropriate, including, without limitation, following an Employee's termination of employment with a Sponsoring Employer.

   (c) Shares of Common Stock held under the Plan for the account of each Participant shall be voted by the holder of record of such shares in accordance with the Participant's instructions.

   4.04 Notification of Disposition of Stock. If a Participant or former Participant disposes of a share of Common Stock purchased under the Plan prior to two (2) years after the Commencement Date of the Purchase Period during which such share was purchased, then such Participant or former Participant shall notify his or her Sponsoring Employer immediately of such disposition in writing.

                                   ARTICLE V

                            MISCELLANEOUS PROVISIONS

   5.01 Shares Subject to Plan; Adjustments.

   (a) The maximum number of shares of Common Stock which may be purchased under the Plan is 1,500,000 subject, however, to adjustment as hereinafter set forth. The shares of Common Stock to be purchased under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

   (b) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, spin off, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares provided in Section 5.01(a) hereof, subject in the case of certain corporate reorganizations to the requirements of
Section 424(a) of the Code.

   5.02 Administration of the Plan.

   (a) Pursuant to the direction of the Board of Directors, the Committee shall be responsible for the administration of the Plan. The Committee shall have the discretionary authority to interpret the Plan and determine all questions arising in the administration, application and operation of the Plan, including all questions of fact and all questions of interpretation of the provisions of the Plan. All such determinations by the Committee shall be conclusive and binding on all persons. The Committee, from time to time, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan, and may approve the forms of any documents or writings provided for in the Plan. The Committee shall have full discretionary authority to delegate ministerial functions of the Plan to employees of the Company. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted hereunder.

   (b) The Committee may in its discretion engage a bank trust department, securities brokerage firm or other financial institution as agent to perform custodial and recordkeeping functions for the Plan, such as holding record title to the Participants' stock certificates, maintaining an individual investment account for each Participant and providing periodic account status reports to Participants.

   (c) The Committee shall have the authority to adopt and enforce such special rules and restrictions under the Plan to be applicable to Participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as the Committee shall deem are necessary or appropriate to exempt certain Plan transactions from the requirements of such Section 16.

   (d) The Company shall bear the cost of administering the Plan, including any fees, costs and expenses relating to the purchase of shares of Common Stock under the Plan. Notwithstanding the foregoing, Participants will be responsible for all fees, costs and expenses incurred in connection with the disposition of shares of Common Stock purchased under the Plan.

   5.03 Termination and Amendment of the Plan.

   (a) The Company may, by action of the Board of Directors, terminate the Plan at any time and for any reason. The Plan shall automatically terminate upon the purchase by Participants of all shares of Common Stock subject to the Plan under Section 5.01 hereof, unless such number of shares shall be increased by the Board of Directors and such increase shall be approved by the shareholders of the Company. Upon termination of the Plan, as soon as practicable, there shall be refunded to each Participant the entire cash balance in his or her Contribution Account, and there shall be forwarded to each Participant certificates for all whole shares of Common Stock held under the Plan for the account of such Participant.

   (b) The Board of Directors reserves the right to modify, alter or amend the Plan at any time and from time to time to any extent that it may deem advisable, including, without limiting the generality of the foregoing, any amendment deemed necessary to ensure compliance of the Plan with Section 423 of the Code. Notwithstanding the foregoing, no amendment of the Plan shall operate to reduce any amounts previously allocated to a Participant's Contribution Account nor to reduce a Participant's rights with respect to shares of Common Stock previously purchased and held on his or behalf under the Plan. The Board of Directors may suspend operation of the Plan for any period as it may deem advisable.

   5.04 Governing Law; Compliance With Law. The Plan shall be construed in accordance with the laws of the State of Delaware. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with a Participant's participation in the Plan.

   5.05 No Assignment. The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

   5.06 No Contract of Employment. The Plan will not be deemed to constitute a contract between a Sponsoring Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in the Plan shall be deemed to give any Participant or Employee the right to be retained in the service of a Sponsoring Employer or to interfere with the right of a Sponsoring Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of the Plan.

   5.07 No Rights as Stockholder. No eligible Employee or Participant shall by reason of participation in the Plan have any rights of a stockholder of the Company until he or she acquires shares of Common Stock as herein provided.

                               INTERLIANT, INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 June 6, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      OF
                               INTERLIANT, INC.

        The undersigned hereby appoints Herbert R. Hribar and Bruce S. Klein as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Interliant, Inc. standing in the name of the undersigned with all powers to which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held June 6, 2000 or any adjournment thereof.

      (Continued, and to be marked, dated and signed, on the other side)

                            YOUR VOTE IS IMPORTANT!
                                  PLEASE VOTE

                             Fold and Detach Here
--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                     Please mark
                                                              [x]  your votes as
                                                                    indicated in
                                                                    this example

The Board of Directors recommends
a vote FOR Items 1, 2, 3 and 4.

                                FOR             WITHHELD
                                                FOR ALL

ITEM 1-ELECTION OF DIRECTORS    [_]               [_]
   NOMINEES:

Leonard J. Fassler, Bradley A. Feld,
Herbert R. Hribar, Thomas C. Dircks,
Jay M. Gates, Merrill M. Halpern,
John B. Landry, Charles R. Lax,
Stephen W. Maggs, Patricia A.M. Riley

WITHHELD FOR: (Write that nominee's name in the space provided below.)

---------------------------------------------------------

ITEM 2-APPROVAL OF
       AMENDMENTS TO 1998               FOR     AGAINST     ABSTAIN
       STOCK OPTION PLAN                [_]      [_]          [_]

ITEM 3-ADOPTION OF EMPLOYEE
       STOCK PURCHASE PLAN              [_]      [_]          [_]

ITEM 4-RATIFICATION OF ERNST & YOUNG
       LLP AS INDEPENDENT AUDITORS
       FOR THE COMPANY                  [_]      [_]          [_]

Signature                                                     Date:
         _______________________  ___________________________      _____________
                                  Signature (if held jointly)
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.


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